Exhibit 4.3
Lightning eMotors, Inc.
and
Wilmington Trust, National Association, as Trustee
INDENTURE
Dated as of [ ], 20[ ]

Cross-Reference Table Between Trust Indenture Act of 1939
and Indenture.

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
Section 310 (a)(1)	5.09
(a)(2)	5.09
(a)(3)	NOT APPLICABLE
(a)(4)	NOT APPLICABLE
(a)(5)	5.09
(b)	5.08
Section 311 (a)	5.13
(b)	5.13
Section 312 (a)	3.06
(b)	3.06
(c)	3.06
Section 313 (a)	5.03
(b)(1)	5.03
(b)(2)	5.03
(c)(1)	5.03
(d)	5.03
Section 314 (a)	3.07
(b)	NOT APPLICABLE
(c)(1)	11.05
(c)(2)	11.05
(c)(3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	11.05
(f)	NOT APPLICABLE
Section 315 (a)	5.07
(b)	5.02
(c)	5.01
(d)	5.01
(e)	4.11
Section 316 (a)	4.09
(a)(1)(a)	4.09
(a)(1)(b)	4.10
(b)	4.07
Section 317 (a)(1)	4.02
(a)(2)	4.02
(b)	3.04
Section 318 (a)	11.07
 *This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

-i-

-ii-

-iii-

THIS INDENTURE, dated as of [ ], 2022 between Lightning eMotors, Inc. (the “Issuer”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”),
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;
WHEREAS, all things necessary to make this Indenture a valid agreement according to its terms have been done; and
WHEREAS, this Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1
DEFINITIONS

Section 1.01    Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder or under any resolution of the Board of Directors or Officers’ Certificate establishing a series of Securities, any indenture supplemental hereto or any Security, means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board of Directors duly authorized to act on its behalf.
“Business Day” means, with respect to any Security, a day that in the Borough of Manhattan, City of New York or a place of payment is not a day on which banking institutions are authorized by law, regulation or executive order to close.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
“company” means a corporation or a limited liability company.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee relating to this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Lightning eMotors Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).
“Debt” of any Person as of any date means, without duplication, all indebtedness of such Person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.
“Depositary” means, with respect to Securities of any series, for which the Issuer shall determine that such Securities will be issued as a Global Security, the Person designated as Depositary for such series of Securities by the Issuer, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.
“Event of Default” has the meaning assigned to such term in Section 4.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with this Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.
“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.
“Holder” means the registered holder of any Security.
“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a resolution of the Board of Directors or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.
“Issue Date” means the date on which the Securities are originally issued.
“Issuer” means, unless otherwise explicitly provided herein, Lightning eMotors, Inc., and subject to Article 8, its successors and assigns.
“Issuer's Order” has the meaning assigned to such term in Section 2.04.
“Notice of Default” has the meaning assigned to such term in Section 4.01(d).
“Officers’ Certificate” means a certificate signed by two of the following officers of the Issuer: the chairman of the Board of Directors, the chief executive officer, the chief financial officer, any president, any executive vice president, the treasurer or the secretary of the Issuer, and delivered to the Trustee.
“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer.
“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.
“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:
(a)Securities cancelled by the Trustee or delivered to the Trustee for cancellation;
(b)Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount to pay all amounts then due shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
(c)Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 unless and until the Trustee and the Issuer receive proof satisfactory to them that the substituted Security is held by a bona fide purchaser.
In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.
“Register” has the meaning assigned to it in Section 2.08.
“Registrar” means a Person engaged to maintain the Register.
“Responsible Officer” means, with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular trust matter relating to this Indenture, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, and who shall have direct responsibility for the administration of this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.
“Senior Debt” means the principal of, premium, if any, unpaid interest, and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed: (x) the Debt of the Issuer for money borrowed other than (a) any Debt of the Issuer which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code was without recourse to the Issuer, (b) any Debt of the Issuer to any of its subsidiaries, (c) Debt to any employee of the Issuer, (d) any liability for taxes and (e) trade payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Debt is not senior or prior in right of payment to the Securities, (y) all obligations of the Issuer under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Debt. This definition may be modified or superseded by a supplemental indenture.
“Senior Securities” means Securities other than Subordinated Securities.
“Subordinated Securities” means Securities that by the terms established pursuant to Section 2.03(i) are subordinated in right of payment to Senior Debt of the Issuer.

“Subordination Provisions” when used with respect to the Subordinated Securities of any series of Securities, shall have the meaning established pursuant to Section 2.03(i) with respect to the Subordinated Securities of such series.
“Surviving Entity” has the meaning assigned to it in Section 8.01.
“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and any successor trustee under this Indenture pursuant to Article 5.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“vice president” when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.
“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2
SECURITIES

Section 2.01Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer(s) executing such Securities, as evidenced by the execution of the Securities by such officer(s).

The definitive Securities shall be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officer(s) executing such Securities, as evidenced by the execution of such Securities by such officer(s).

Section 2.02Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Section 2.03Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)    the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11 or 12.03);

(c) the date or dates on which the principal of the Securities of the series is payable;
(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;
(e) the right, if any, to extend the interest payment periods and the duration of such extension;
(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);
(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;
(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or otherwise or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(i) if the Securities of such series are Subordinated Securities, the terms pursuant to which the Securities of such series will be made subordinate in right of payment to Senior Debt and the definition of such Senior Debt with respect to such series (in the absence of an express statement to the effect that the Securities of such Series are subordinate in right of payment to all such Senior Debt, the Securities of such series shall not be subordinate to Senior Debt and shall not constitute Subordinated Securities); and, in the event that the Securities of such series are Subordinated Securities, such resolution of the Board of Directors, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of such series shall expressly state which articles, sections or other provisions thereof constitute “Subordination Provisions” with respect to the Securities of such series;
(j) if other than minimum denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(k) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;
(l) whether the Securities are issuable as a Global Security and, in such case, the identity for the Depositary for such series;
(m) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;
(n) any provisions granting special rights to Holders when a specified event occurs;
(o) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;
(p) any special tax implications of the Securities, including provisions for Original Issue Discount Securities;
(q) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;
(r) any guarantor or co-issuer of the Securities of the series;
(s) any special interest premium or other premium;
(t) whether the Securities are convertible or exchangeable into common stock or other equity securities of the Issuer or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;
(u) the currency in which payments shall be made, if other than U.S. dollars; and
(v) any and all other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series.
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and set forth in an Officers’ Certificate, or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series. Additional Securities of such series will be consolidated with, and form a single series with, Securities then Outstanding of such series.
Section 2.04Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed in the name of the Issuer by any one or more of the following officers: the chairman of the Board of Directors, the chief executive officer, the chief financial officer, any president, any executive vice president, the treasurer or the secretary of the Issuer (an “Issuer's

Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:
(a) [reserved];
(b) a copy of any resolution or resolutions of the Board of Directors relating to such series, in each case certified by the secretary or an assistant secretary of the Issuer;
(c) an executed supplemental indenture, if any;
(d) in lieu of a supplemental indenture, an Officers’ Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and 2.03, respectively, and prepared in accordance with Section 11.05;
(e) an Opinion of Counsel, which need not comply with the requirements of Section 11.05, to the effect that:
(i)the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or by a supplemental indenture as permitted by Section 2.01 and 2.03 in conformity with the provisions of this Indenture; and
(ii)such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer entitled to the benefits of this Indenture, and enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditor’s rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
Section 2.05Execution of Securities. The Securities shall be signed in the name of the Issuer by any one or more of the following officers: the chairman of the Board of Directors, the chief executive officer, the chief financial officer, any president, any executive vice president, the treasurer or the secretary of the Issuer. Such signatures may be the manual, facsimile or other electronic signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.
Section 2.06Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
Section 2.07Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $1,000 and any integral multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
The principal of and the interest on the Securities of any series, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose.
Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.
The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.
Section 2.08Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.
Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.
Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.
All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer, the Trustee, the Registrar or any co-Registrars) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form attached to the form of Security for the applicable series executed by, the Holder or the Holder’s attorney duly authorized in writing.
The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.
Neither the Issuer or the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the date of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.
In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in an Officers’ Certificate or indenture supplemental hereto applicable to such series of Securities.
All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.09Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer's Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced

Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
Upon the issuance of any substitute Security, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents and attorneys) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In case the mutilated, deleted, destroyed, or lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may pay the Security instead of issuing a substitute Security.
Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
Section 2.10Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. On written request of the Issuer at the time of such surrender, the Trustee shall destroy cancelled Securities held by it in accordance with its customary procedures and applicable law and upon written request, deliver a confirmation of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
Section 2.11Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee, upon receipt of an Issuer's Order, shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of an Issuer's Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.
Section 2.12Global Securities. If the Issuer shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Issuer shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.12 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”
Notwithstanding the provisions of Section 2.08, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuer or to a nominee of such successor Depositary.
Principal, premium, if any, and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Issuer, the Trustee, any agent of the Issuer or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members and any beneficial owners.
If at any time the Depositary for a series of the Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, this Section 2.12 shall no longer be applicable to the Securities of such series and the Issuer will execute, and subject to Section 2.08, upon receipt of an Issuer's Order, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuer may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.12 shall no longer apply to the Securities of such series. In such event the Issuer will execute and subject to Section 2.08, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Issuer, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.12 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Issuer and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary.
Section 2.13CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Security, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE 3
COVENANTS OF THE ISSUER

Section 3.01Payment of Principal and Interest.
(a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. Unless otherwise provided in the Securities of any series, not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the Trustee (or paying agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case, the Issuer will promptly notify the Trustee of its compliance with this paragraph.
(b) Any installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Issuer or any affiliate of the Issuer) holds on that date by 11:00 A.M. (New York City time) money designated for and sufficient to pay the installment. If the Issuer or any affiliate of the Issuer acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
(c) Payments in respect of the Securities represented by the Global Security are to be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. With respect to certificated Securities, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holder has provided the Trustee or Paying Agent with requisite information necessary to make such wire transfer or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 3.02Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands; provided that no office of the Trustee shall be an office or agency of the Issuer for the purpose of service of legal process on the Issuer.
Section 3.03Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.
Section 3.04Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,
(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,
(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,
(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.04(b) above, and
(d) that it will perform all other duties of paying agent as set forth in this Indenture.
The Issuer shall, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of any failure to take such action.
If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee in writing of any failure to take such action.
Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid or delivered to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.
Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 9.05 and 9.06.
Upon any Event of Default under Section 4.01(e) or Section 4.01(f), the Trustee shall automatically be the Paying Agent.

Section 3.05Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended December 31, 20[ ]) a brief certificate (which need not comply with Section 11.05) from the principal executive, financial or accounting officer or vice president or treasurer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture), or if there has been a default, specifying the default and its nature and status and what action has been taken in respect thereof.
Section 3.06Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each series of Securities and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Days before each Interest Payment Date, but in any event not less frequently than semi-annually, and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Securities.
Section 3.07Reports by the Issuer. The Issuer covenants to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). For the avoidance of doubt, any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be delivered to the Trustee; provided that the Trustee shall have no obligation to determine whether such filings have been made or the contents thereof.

ARTICLE 4
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.01Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to such series or is specifically deleted or modified in the resolutions of the Board of Directors, Officers’ Certificate or

supplemental indenture under which such series of Securities is issued or in the form of Security for such series:
(a)    default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;
(b)    default in the payment of the principal, or premium, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;
(c)    default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series, and continuance of such default for a period of 30 days or more;
(d)    default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than defaults pursuant to paragraphs (a) and (b) above), and continuance of such default or breach for a period of 90 days (or, in the case of a default or breach under Section 3.07, 180 days) or more after there has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(e)    a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(f)    the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or
(g)    any other Event of Default provided in the Officers’ Certificate, supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.
Except as otherwise provided in the terms of any series of Securities pursuant to Section 2.03, if an Event of Default described in Section 4.01(a) or Section 4.01(b) above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Except as otherwise provided in the terms of any series of Senior Securities pursuant to Section 2.03, if an Event of Default described in Section 4.01(c) or Section 4.01(d) above with respect to all series of the Senior Securities then Outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Senior Securities shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Senior Securities then Outstanding hereunder (treated as one class) by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal (or, if the Senior Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Senior Securities then Outstanding, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
Except as otherwise provided in the terms of any series of Subordinated Securities pursuant to Section 2.03, if an Event of Default described in Section 4.01(c) or Section 4.01(d) above with respect to all series of the Subordinated Securities then Outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Subordinated Securities shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Subordinated Securities then Outstanding hereunder (treated as one class) by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal (or, if the Subordinated Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Subordinated Securities then outstanding, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an Event of Default described in Section 4.01(c) or Section 4.01(d) above occurs and is continuing, which Event of Default is with respect to less than all series of Senior Securities then Outstanding, then, and in each and every such case, except for any series of Senior Securities the principal of which shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
If an Event of Default described in Section 4.01(c) or Section 4.01(d) above occurs and is continuing, which Event of Default is with respect to less than all series of Subordinated Securities then Outstanding, then, and in each and every such case, except for any series of Subordinated Securities the principal of which shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Subordinated Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
If an Event of Default described in Section 4.01(e) or Section 4.01(f) above occurs and is continuing, then the principal amount of all the Securities then Outstanding, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, the Holders of a majority in principal amount of the Outstanding Securities of any series (each such series voting as a separate class) by written notice to the Issuer and to the Trustee may on behalf of the Holders of all Securities of such series waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
(i)all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and
(ii)the rescission would not conflict with any judgment or decree.
For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
Section 4.02Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise-then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor.
Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered Holders, whether or not the principal of and interest on the Securities of such series be overdue.
In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,
(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and
(iii)    to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.
In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
Section 4.03Application of Proceeds. Any moneys and any property collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account of principal or interest, upon presentation of the several Securities in respect of which moneys or property have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:
FIRST: To the payment of all amounts payable to the Trustee (acting in any capacity hereunder) and each predecessor Trustee and their respective agents and attorneys and of all fees, expenses and liabilities incurred by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06 applicable to such series in respect of which moneys have been collected;
SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;
THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or yield to maturity, without preference or priority of principal over interest or yield to maturity, or of interest or yield to maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, such payments to be made ratably to the Persons entitled thereto; and
FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 4.04Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 4.05Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.
Section 4.06Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have offered, and if requested provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding; and (v) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding. It is understood and intended, and expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of any series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 4.07Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 4.08Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Securities or does not produce any Securities in the proceeding.
Section 4.09Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (voting as one class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. Subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or for which it has not received indemnity or security satisfactory to the Trustee against loss, liability or expense, or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.
Section 4.10Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Securities of any series as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding (each such series voting as a separate class) may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in clause 4.01(d) or 4.01(g) which relates to less than all series of Securities then Outstanding, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder affected as provided in Section 7.02. Prior to a declaration of acceleration of the maturity of the Securities of any series as provided in Section 4.01, the Holders of Securities of a majority in principal amount of all the Securities then Outstanding (voting as one class) may on behalf of all Holders waive any past default or Event of Default referred to in said clause 4.01(d) or 4.01(g) which relates to all series of Securities then Outstanding, or described in clause 4.01(e) or 4.01(f), except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected as provided in Section 7.02. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities of each series affected shall be restored to their former positions and rights hereunder, respectively.
Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extent to any subsequent or other default or Event of Default or impair any right consequent thereon.
Section 4.11Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Security on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities.

ARTICLE 5
CONCERNING THE TRUSTEE

Section 5.01Duties and Responsibilities of the Trustee.
(a)     Except during the continuance of an Event of Default,
(1)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.
(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.
(f) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Securities.
(g) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
(h) In the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer.
(i) In the event that the Trustee is also acting as Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 5 shall also be afforded to such Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent.
(j) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
(k) All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any money received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.
Section 5.02Notice of Default. Within 90 days after the occurrence of any default or 30 days after obtaining knowledge of it, hereunder with respect to the Securities of any series, the Trustee shall transmit to all Holders of Securities of such series notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
Section 5.03Reports by the Trustee to Holders. Any Trustee’s report required under Trust Indenture Act Section 313(a) shall be transmitted to the Holders on or before July 15 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto, and shall be filed with each stock exchange upon which its Securities are listed and with the Commission as required by Trust Indenture Act Section 313(d).
The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Issuer, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission.
Section 5.04Certain Rights of the Trustee. Subject to the provisions of Section 5.01:
(a) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, decree, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b) The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, decree, judgment, approval, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(c) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer. Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in reliance on the certificate or opinion.
(d) The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or through its agents, custodians, nominees and attorneys and will not be responsible for the misconduct or negligence of any agent, custodian, nominee or attorney appointed by the Trustee with due care.

(e) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders, unless such Holders have offered, and if requested provided to the Trustee security or indemnity satisfactory to it against the costs, fees, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(f) The Trustee may consult with counsel, and any advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon.
(g) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(h) The Trustee shall not be liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any action taken, suffered or omitted at the direction of the holders of not less than a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(i) The Trustee shall have no duty to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such re-recording or re-filing or re-depositing thereof.
(j) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default (and stating the occurrence of a default or Event of Default) is actually received at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture and states that it is a "Notice of Default." In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively presume that there is no default or Event of Default. Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance, or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuer or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(k) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; accidents; labor disputes; acts of civil or military authority and governmental action.
(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(n) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(o) The permissive rights of the Trustee to take or refrain from taking action hereunder shall not be construed as duties.
(p) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(q) The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or other transaction documents relating to the Securities and this Indenture. The Trustee shall not be accountable for the use or application by the Issuer of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture.

Section 5.05Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.
Section 5.06Compensation and Indemnification of Trustee and Its Prior Claim.
(a) The Issuer will pay the Trustee compensation as agreed upon in writing for all services rendered by it hereunder in any capacity. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all expenses (including out-of-pocket expenses), disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture in any capacity hereunder, (including the compensation and reasonable expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Issuer also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its directors, officers, employees and agents and each predecessor Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any and all loss, damage, claims, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to the Trustee’s or any predecessor Trustee’s own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.
(b) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 5.06 shall not be subordinate to any other liability or Indebtedness of the Issuer. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 5.06 shall extend to the officers, directors, agents and employees of the Trustee.

(c) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee and its agents and any authenticating agent incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) and Section 4.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
(d) “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
(e) The obligations of the Issuer under this Section 5.06 shall survive the resignation and removal of the Trustee and payment of the Securities, and shall extend to any co-trustee or separate trustee.
Section 5.07Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 5.01 and 5.04, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate and Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 5.08Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
Section 5.09Persons Eligible for Appointment as Trustee. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
Section 5.10Resignation and Removal; Appointment of Successor Trustee. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 30 days' written notice of resignation to the Issuer and to the Holders of the applicable series of Securities. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the date of such notice of resignation, the resigning Trustee may, upon ten Business Days' notice to the Issuer and the Holders and at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a) In case at any time any of the following shall occur:
(i)the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or
(ii)the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Holder; or
(iii)the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. In addition, the Issuer may remove the Trustee with respect to the Securities of any series without cause and appoint a successor Trustee in accordance with this Section 5.10, if the Issuer gives written notice to the Trustee of such proposed removal at least three months in advance of the proposed effective date of such removal.
(b) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time, with 30 days prior notice, remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the

Securities of such series with the consent of the Issuer by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Holders.
(c) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.
(d) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.
Section 5.11Acceptance of Appointment by Successor. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.06 and subject to the lien provided for in Section 5.06(b), pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 5.11 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.09.
If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
Upon acceptance of appointment by any successor trustee as provided in this Section 5.11, the Issuer shall give notice thereof to the Holders of any series for which such successor trustee is acting as trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.
Section 5.12Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such predecessor trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 5.13Preferential Collection of Claims Against the Issuer. The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.
Section 5.14Tax Withholding.
Notwithstanding any other provision of this Agreement, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall timely account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.
Each of the Issuer and the Trustee agrees to reasonably cooperate and, at the reasonable request of the other, to provide the other with such information as each may have in its possession that is necessary to enable the determination of whether any payments hereunder are subject to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

ARTICLE 6
CONCERNING THE HOLDERS

Section 6.01Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.
If the Issuer shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action, may be given before or after the record date, but only the Holders of the requisite proportion of Outstanding Securities of that series who have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.04) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.
Section 6.02Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.04, the execution of any instrument by a Holder or a Holder’s agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 6.01 is made by the Issuer.
Section 6.03Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The sole registered holder of a Global Security shall be the Depositary or its nominee. All such payments so made to any Holder, or upon such Holder’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.
None of the Trustee, the Paying Agent or Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures.
The Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.
Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.
Section 6.04Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.04, the Trustee shall be entitled to accept such Officers’

Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
Section 6.05Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01Supplemental Indentures without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities or enter into an indenture supplemental hereto without notice to or the consent of any Holder to:
(a) cure ambiguities, mistakes, defects or inconsistencies;
(b) to comply with Article 8 in the case of a merger or consolidation;
(c) make any change that would provide any additional rights or benefits to the Holders of the Securities of a series;
(d) provide for or add guarantors with respect to the Securities of any series;
(e) secure the Securities of a series;
(f) establish the form or forms of Securities of any series;
(g) maintain the qualification of this Indenture under the Trust Indenture Act;
(h) conform any provision in this Indenture to the prospectus, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered; or
(i) make any change that does not adversely affect the rights of any Holder in any material respect.
The Trustee is hereby authorized to join with the Issuer in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.
Section 7.02Supplemental Indentures with Consent of Holders.
(a) With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected by such amendment or supplemental indenture (with the Holders in each such series voting as one class as to such series), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee, at the Issuer's expense, may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series and such Holders may waive future compliance by the Issuer with a provision of this Indenture or the Securities.
(b) Notwithstanding the provisions of paragraph (a), without the consent of each affected Holder of a particular series, an amendment, supplement or waiver may not:
(i)reduce the principal amount, or extend the fixed maturity, of the Securities, alter or waive the redemption provisions of the Securities;
(ii)change the currency in which principal, any premium or interest is paid;
(iii)reduce the percentage in principal amount Outstanding of Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
(iv)impair the right to institute suit for the enforcement of any payment on the Securities;
(v)modify any of the Subordination Provisions or the definition of Senior Debt applicable to any Subordinated Securities in a manner adverse to the Holders of those Securities;
(vi)waive a payment default with respect to the Securities or any guarantor;
(vii)reduce the interest rate or extend the time for payment of interest on the Securities; or
(viii)adversely affect the ranking of the Securities of any series.
It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Section 7.03Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.
The Trustee, subject to the provisions of Sections 5.01 and 5.04, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplemental indenture or waiver executed pursuant to this Article 7 complies with this Indenture; provided, however, that such Officers’ Certificate and Opinion of Counsel need not be provided in connection with the execution of an amendment, supplemental indenture or waiver that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.
Promptly after the execution by the Issuer and the Trustee of any amendment, supplemental indenture or waiver pursuant to the provisions of this Section, the Issuer shall give notice thereof to the Holders of each series affected thereby, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver. Notwithstanding the foregoing, the Issuer’s filing of any such amendment, supplemental indenture or waiver with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to satisfy the requirements of this paragraph.
Section 7.04Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 7.05Effect of Consent. After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.
Section 7.06Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may, at the Issuer's expense, bear a notation in form approved by the Trustee for such series, as to any matter provided for by such amendment, supplemental indenture or waiver or as to any action taken at any such meeting. If the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such amendment, supplemental indenture or waiver may, at the Issuer's expense, be prepared by the Issuer, authenticated, upon receipt of an

Issuer's Order by the Trustee (or an authenticating agent appointed by the Trustee) and delivered in exchange for the Securities of such series then Outstanding.
Section 7.07Conformity with the Trust Indenture Act. Every amendment, supplemental indenture or waiver executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01Consolidation, Merger or Sale of Assets by the Issuer.
(a)    The Issuer shall not merge or consolidate or combine with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose (excluding in each case any pledge) of all or substantially all of its assets to any Person or persons in a single transaction or through a series of related transactions, unless:
(i)the Issuer shall be the continuing person or, if the Issuer is not the continuing person, the resulting, surviving or transferee person (the “Surviving Entity”) is a company organized and existing under the laws of the United States or any State or territory;
(ii)the Surviving Entity shall expressly assume all of the Issuer’s obligations under the Securities and this Indenture, and shall execute a supplemental indenture in form reasonably satisfactory to the Trustee;
(iii)immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Event of Default has occurred and is continuing; and
(iv)the Issuer or the Surviving Entity will have delivered to the Trustee an Officers’ Certificate stating that the transaction or series of related transactions and a supplemental indenture, if any, complies with this Article 8 and that all conditions precedent in this Indenture relating to the transaction or series of related transactions have been complied with.
(b)    The restrictions in paragraph Sections Section 8.01(a)(iii) and Section 8.01(a)(iv) shall not be applicable to:
(i)the merger or consolidation of the Issuer with an affiliate of the Issuer if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Issuer or convert the form of organization of the Issuer to another form; or
(ii)the merger of the Issuer with or into a single direct or indirect wholly owned subsidiary of the Issuer pursuant to Section 251(g) of the General Corporation Law of the State of Delaware.
Section 8.02Successor Corporation Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition (excluding in each case any pledge) of all or substantially all of the Issuer’s assets occurs in accordance with this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Surviving Entity had been named herein as the Issuer and the Issuer shall (except in the case of a lease) be discharged from all obligations and covenants under this Indenture and the Securities.
Section 8.03Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.05, shall be entitled to receive an Opinion of Counsel, prepared in accordance with this Section 8.01 and Section 11.05, as conclusive evidence that any such consolidation, combination, merger, sale, conveyance, lease, transfer or other disposition, and any such succession, substitution and assumption complies with the applicable provisions of this Indenture.

ARTICLE 9
DEFEASANCE AND DISCHARGE; UNCLAIMED MONEYS

Section 9.01Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations under this Indenture, when:
(a)    either (i) all the Securities of any series issued that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09); or (ii) all the Securities of any series issued that have not been accepted by the Trustee for cancellation shall have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year, and the Issuer shall have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Issuer’s name, and at the Issuer’s expense, and in all cases the Issuer have irrevocably deposited or caused to be deposited with the Trustee sufficient funds, without reinvestment, to pay and discharge the entire indebtedness on the series of Securities to pay principal, interest and any premium; and
(b)    The Issuer shall have paid or caused to be paid all other sums then due and payable under this Indenture; and
(c)    The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
If the foregoing conditions are met, the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute such instruments prepared by the Issuer acknowledging such satisfaction of and discharging this Indenture with respect to such series except as to:
(1)rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any;
(2)substitution of mutilated, defaced, destroyed, lost or stolen Securities;
(3)rights of Holders to receive payments when due of principal thereof and interest thereon, and remaining rights of the Holders to receive mandatory sinking fund payments, if any;
(4)the rights, powers, trusts, duties and immunities of the Trustee hereunder,

(5)the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and
(6)the rights of the Issuer to be repaid any money pursuant to Sections 9.05 and 9.06).
Section 9.02Legal Defeasance. After the 91st day following the deposit referred to in Section 9.01, the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Securities of any series and this Indenture, other than its obligations in Article 2 and Sections 3.01, 3.02, 5.06, 5.10, and listed in clauses (1), (2), (3), (4), (5) and (6) of Section 9.01, provided the following conditions have been satisfied:
(a)    The Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of the Securities of a series in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense, the redemption date;
(b)    The Issuer has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the Holders of the Securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c)    No Event of Default with respect to the outstanding Securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no Event of Default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day and that, should this condition fail to be satisfied on or before such 91st day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Issuer;

(d)    The defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of a series were in default within the meaning of such Act;

(e)    [Reserved];

(f)    The defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
(g)    The Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with;

Prior to the end of the 91-day period, none of the Issuer’s obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the

Issuer’s obligations under the Securities and this Indenture except for the surviving obligations specified above.
Section 9.03Covenant Defeasance. After the 91st day following the deposit referred to in Section 9.01, the Issuer’s obligations set forth in Sections 3.04, 3.05 and 8.01 will terminate and Section 4.01(d) will no longer constitute an Event of Default, provided the following conditions have been satisfied:
(a)    The Issuer has complied with clauses (a), (c), (d), (f) and (g) of Section 9.02; and

(b)    the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur.

Except as specifically stated above, none of the Issuer’s obligations under this Indenture will be discharged.
Section 9.04Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.06, all moneys deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such money need not be segregated from other funds except to the extent required by law.
Section 9.05Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.
Section 9.06Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Subject to applicable escheatment laws, any moneys or Governmental Obligations deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.
Section 9.07Effect of Subordination Provisions. Unless otherwise expressly established pursuant to Section 2.03 with respect to the Subordinated Securities of any series, the provisions of Article 10 hereof, insofar as they pertain to the Subordinated Securities of such series, and the Subordination Provisions established pursuant to Section 2.03(i) with respect to such series, are hereby expressly made subject to the provisions for satisfaction and discharge and defeasance and covenant defeasance set forth in this Article and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge and defeasance and covenant defeasance pursuant to this Article with respect to the Securities of such series, such Securities shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article 10 or the Subordination Provision established pursuant to Section 2.03(i) with respect to such series and, without limitation to the foregoing, all moneys, U.S. government obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, on, and mandatory sinking fund payments, if any, with respect to the Securities of such series as and when the same shall become due and payable notwithstanding the provisions of Article 10 or such Subordination Provisions.

ARTICLE 10
SUBORDINATION OF SECURITIES

Section 10.01Agreement to Subordinate. The Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Securities of any series by his or her acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, and mandatory sinking fund payments, if any, in respect of each and all of the Subordinated Securities of such series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Securities of such series pursuant to Section 2.03(i) hereof, in right of payment to the prior payment in full of all Senior Debt with respect to such series.

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.01Incorporators, Stockholders, Employees, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the execution of this Indenture and the issue of the Securities.
Section 11.02Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.
Section 11.03Successors and Assigns of Issuer Bound by Indenture. All the agreements of the Issuer in this Indenture and the Securities shall bind its successors and assigns.

Section 11.04Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Lightning eMotors, Inc., 815 14th Street SW, Suite A100, Loveland, Colorado 80537, Attention: Chief Legal Officer. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and given or made at the applicable Corporate Trust Office of the Trustee upon actual receipt by the Trustee. In no event shall the Trustee be obligated to monitor any website maintained by the Issuer, or any press releases issued by the Issuer or the EDGAR system. The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.
Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent to each Holder entitled thereto at such Holder’s last address as it appears in the Register or, in the case of a Global Security, when transmitted in accordance with the procedures of the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.
Section 11.05Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture, excluding, for the avoidance of doubt, any Opinion of Counsel pursuant to Section 2.04 and any Officers’ Certificate pursuant to Section 3.05, shall include (a) a statement that the person making such certificate or opinion is familiar with the requested action and this Indenture and has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and such action is permitted by the Indenture, and (d) a statement as to whether or not, in the opinion of such person, such action is permitted by the Indenture and that all conditions precedent or covenant have been complied with.
Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such counsel’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer’s or counsel’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
Section 11.06Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or established in one or more indentures supplemental to this Indenture, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment or other purchase by the Issuer of any such Security shall not be a Business Day, then payment of interest or principal, or payment of the redemption or other purchase price with respect to such Securities, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, repayment or other purchase, and no interest shall accrue for the period after such date.

Section 11.07Trust Indenture Act of 1939. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
Section 11.08Governing Law, etc. This Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York.
The Issuer irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Issuer’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.
EACH OF THE ISSUER AND THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 11.09Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.
Unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 11.10 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with
Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 11.12 Separability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

ARTICLE 12
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 12.01Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.
Section 12.02Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given a notice of such redemption at least 10 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series, except that notices of redemption may be received more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance or discharge of the applicable Securities and/or this Indenture. Any notice if given in accordance with Section 11.04 shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to so give such notice, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to, but not including, the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer. If the Trustee is so directed by written notice set forth in an Officer’s Certificate to deliver such notice, the Issuer shall provide such notice to the

Trustee no less than five days before the notice is to be delivered to Holders, unless a shorter period shall be agreed to by the Trustee.
If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected in accordance with the procedures of the Depositary in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. In the case of Securities not represented by a Global Security, the Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
On or prior 11:00 A.M. (New York city time), on any redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to, but not including, the date fixed for redemption.
Notwithstanding any provision of this Indenture to the contrary, notice of any redemption to the Holders of Securities may, in the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption so delayed.
Section 12.03Payment of Securities Called for Redemption. If notice of redemption has been given as herein provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to, but not including, the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to, but not including, the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to, but not including, the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.
Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
Section 12.04Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.
Section 12.05Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.
In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
Not less than 45 days prior to each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.05) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, at least 45 days prior to such sinking fund payment date, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.
The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officers’ Certificate at least 45 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if they shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.
On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to, but not including, the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.
The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 4 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.09 or the default cured on or before the 45th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this section to the redemption of such Securities.

Section 12.06Open Market Purchases. In addition to the foregoing, the Issuer may at any time and from time to time purchase Securities of a series in the open market or otherwise, subject to compliance with all applicable securities laws.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date set forth above.

LIGHTNING EMOTORS, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: